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                                                           EXHIBIT 2.2

             Amendment to share purchase agreement

We refer to the agreement dated 9th August, 1996 between (1) Cadbury Schweppes Public Limited Company; (2) Coca-Cola Holdings (United Kingdom) Limited; (3) The Coca-Cola Company; (4) Bottling Holdings (Great Britain) Limited; and (5) Coca-Cola Enterprises Inc., for the sale and purchase of all the issued share capital of Amalgamated Beverages Great Britain Limited ("the Agreement").

We agree that:

(a) the date of 1st December, 1996 in clauses 4(4) and 12(6) of the Agreement and in the definition of "Membership Transfer Date" in
     Schedule 6 to the Agreement be extended to 16th December, 1996 in each place where it occurs in each of those provisions; and

(b)  the date of 1st January, 1997 in the definition of "Membership
     Transfer Date" in Schedule 6 to the Agreement be extended to 31st March, 1997 (or such earlier date as the parties may agree).

We agree that Section 2 of Schedule 10 to the Agreement shall be deemed to include this agreement and a letter to be sent by Cadbury Schweppes plc to Coca-Cola Holdings (United Kingdom) Limited and copied to Coca-Cola Enterprises Inc. which amends the letter identified in paragraph 4 of
Section 2 of Schedule 10 to the Agreement.

All other provisions of the Agreement shall remain in full force and effect and references to the Agreement shall be to the Agreement as amended by this agreement.

This agreement shall be governed by and construed in accordance with English law and the provisions of clauses 19, 20, 22 and 26(2) of the Agreement shall apply to this agreement as if repeated in it.

S/ DAVID M. KAPPLER                     29 NOVEMBER 1996
 ..............................  Date:..............................
for and on behalf of Cadbury
Schweppes Public Limited Company

S/ SCOTT L. EWART                       29 NOVEMBER 1996
 ..............................  Date:..............................
for and on behalf of Coca-Cola
Holdings (United Kingdom) Limited

S/ ANN T. TAYLOR                        29 NOVEMBER 1996
 ..............................  Date:............................
for and on behalf of The
Coca-Cola Company

S/ HENRY A. SCHIMBERG                   29 NOVEMBER 1996
 ..............................  Date:..............................
for and on behalf of Bottling
Holdings (Great Britain) Limited

S/ HENRY A. SCHIMBERG                   29 NOVEMBER 1996
 ..............................  Date:..............................
for and on behalf of Coca-Cola
Enterprises Inc.


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